Exhibit 5.1

401 9th Street NW, Suite 400 South Washington, DC 20004 Telephone: 202-220-6900 Fax: 202-220-6945 www.lockelord.com

November 5, 2009

Southern Union Company
5444 Westheimer Road
Houston, Texas 77056

Ladies and Gentlemen:

We have acted as counsel to Southern Union Company, a Delaware corporation (the “Company”), in connection with the automatic shelf registration statement on Form S-3 (the “Registration Statement”) being filed by the Company and its wholly owned subsidiary, Panhandle Eastern Pipe Line Company, LP, with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), for the registration of the sale from time to time of the following securities:

•	Common stock, $1.00 par value, of the Company (“Common Stock”);

•	Preferred stock, no par value, of the Company (“Preferred Stock” and, together with the Common Stock, the “Equity Securities”);

•	Senior debt securities of the Company (“Senior Debt Securities”);

•	Subordinated debt securities of the Company (“Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”);

•	Securities purchase contracts of the Company for the purchase of either Common Stock or Preferred Stock (“Securities Purchase Contracts”);

•	Common Securities and Preferred Securities that may be issued upon exercise of the Securities Purchase Contracts;

•
Securities purchase units of the Company, consisting of a Securities Purchase Contract and either (1) Debt Securities, or (2) debt obligations of third parties, including U.S. Treasury securities (“Securities Purchase Units”);

•	Debt purchase contracts of the Company for the purchase of Debt Securities (“Debt Purchase Contracts” and, together with the Securities Purchase Contracts, the “Securities Purchase Contracts”);

•	Debt Securities that may be issued upon exercise of the Debt Purchase Contracts;

•
Debt purchase units of the Company, consisting of a Debt Purchase Contract and either (1) Debt Securities, or (2) debt obligations of third parties, including U.S. Treasury securities (“Debt Purchase Units” and, together with the Securities Purchase Units, the “Securities Purchase Units”);

•	Warrants of the Company to purchase Common Securities, Preferred Securities, or Debt Securities (“Warrants”);

•	Common Securities, Preferred Securities and Debt Securities that may be issued upon exercise of the Warrants; and

•	Depositary shares of the Company, each representing a fraction of a share of a particular class of Preferred Securities (the “Depositary Shares”).

The Common Securities, Preferred Securities, Debt Securities, Securities Purchase Contracts, Securities Purchase Units, Warrants and Depositary Shares are hereinafter referred to collectively as the “Securities.”

We have reviewed the Registration Statement, including the prospectus that is part of the Registration Statement (the “Prospectus”).  The Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus (each, a “Prospectus Supplement”).  The Prospectus, as supplemented by one or more Prospectus Supplements will provide for the issuance and sale by Panhandle of the Securities.

The Senior Debt Securities will be issued pursuant to the Indenture, dated January 31, 1994, between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (in such capacity, the “Senior Trustee”), as amended and supplemented by one or more supplemental indentures (the “Senior Indenture”).

The Subordinated Debt Securities will be issued pursuant to the Subordinated Debt Securities Indenture, dated May 10, 1995, between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (in such capacity, the “Subordinated Trustee”), as amended and supplemented by one or more supplemental indentures (the “Subordinated Indenture” and, together with the Senior Indenture, the “Indentures”).

The Securities Purchase Contracts will be issued pursuant to one or more securities contract purchase agreements (each, a “Securities Contract Purchase Agreement”) between the Company and the agent named therein.

The Securities Purchase Units will be issued pursuant to one or more securities unit purchase agreements (each, a “Securities Unit Purchase Agreement”) between the Company and the agent named therein.

The Warrants will be issued pursuant to one or more warrant agreements (each, a “Warrant Agreement”) between the Company and the warrant agent named therein.

The Depositary Shares will be evidenced by depositary receipts issued pursuant to one or more deposit agreements (each, a “Deposit Agreement”) between the Company and the depositary named therein.

We have examined the Registration Statement and the documents filed as exhibits thereto with the Commission.  We have also examined and relied upon the originals, or duplicates or certified or conformed copies, of such records, agreements, instruments and other documents and have made such other and further investigations as we have deemed relevant and necessary in connection with the opinions expressed herein.  As to questions of fact material to this opinion, we have relied upon certificates of public officials and of officers and representatives of the Company and have not sought to independently verify such matters.

In rendering the opinions set forth below, we have assumed the genuineness and authenticity of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents.  We have also assumed that:

A.      at any time the Company issues Securities, such entity will be validly existing and in good standing under the laws of the State of Delaware, the Registration Statement shall be effective and such effectiveness shall not have been terminated or rescinded, and there shall not have occurred any change in law affecting the validity or enforceability of such Securities from the date hereof until the time of their issuance;

B.      at any time the Company issues Securities, the Board of Directors of the Company shall have duly established the terms of such Securities and duly authorized the issuance and sale of such Securities, and such authorization shall not have been modified or rescinded;

C.      none of the terms of any Security to be established subsequent to the date hereof, nor the issuance and delivery of such Security, nor the compliance by the issuer thereof with the terms of such Security, will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon such issuer, or any restriction imposed by any court or governmental body having jurisdiction over such issuer;

D.      the Senior Indenture is now, and at the time of execution, authentication, issuance and delivery of any Senior Debt Securities will be, the valid and legally binding obligation of the Senior Trustee;

E.       the Subordinated Indenture is now, and at the time of execution, authentication, issuance and delivery of any Subordinated Debt Securities will be, the valid and legally binding obligation of the Subordinated Trustee;

F.       at the time of execution, authentication, issuance and delivery of any Securities Purchase Contracts, the applicable Securities Contract Purchase Agreement will be the valid and legally binding obligation of the agent named therein;

G.       at the time of execution, issuance and delivery of any Securities Purchase Units, the applicable Securities Unit Purchase Agreement will be the valid and legally binding obligation of the agent named therein;

H.       at the time of execution, issuance and delivery of any Warrant, the applicable Warrant Agreement will be the valid and legally binding obligation of the warrant agent named therein; and

I.         at the time of execution, issuance and delivery of any Depositary Shares, the applicable Deposit Agreement will be the valid and legally binding obligation of the depositary named therein.

We, as your counsel, have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purposes of rendering this opinion.

Based upon the foregoing, in reliance thereon, and subject to the qualifications and limitations herein stated, we are of the opinion that:

1.      With respect to the Common Securities, when the Common Securities has been duly issued and delivered upon payment therefore in accordance with the applicable underwriting or other agreement, and upon compliance with applicable regulatory requirements, the Common Securities will be validly issued, fully paid and nonassessable.

2.      With respect to the Preferred Securities, when the Preferred Securities has been duly issued and delivered upon payment therefore in accordance with the applicable underwriting or other agreement, and upon compliance with applicable regulatory requirements, the Preferred Securities will be validly issued, fully paid and nonassessable.

3.      With respect to the Debt Securities, when a particular series of Debt Securities has been duly authorized, executed, authenticated, issued and delivered upon payment therefore in accordance with the applicable Indenture and the applicable underwriting or other agreement, and upon compliance with applicable regulatory requirements, such Debt Securities will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms.

4.      With respect to the Securities Purchase Contracts, when the Securities Contract Purchase Agreement to be entered into in connection with the issuance of any Securities Purchase Contracts has been duly authorized, executed and delivered by the agent named therein and the Company; the specific terms of the Securities Purchase Contracts have been duly authorized and established in accordance with such Securities Contract Purchase Agreement; the issuance of any Common Securities underlying such Securities Purchase Contracts has been authorized in the manner contemplated by paragraph 1 above; the issuance of any Preferred Securities underlying such Securities Purchase Contracts has been authorized in the manner contemplated by paragraph 2 above; the issuance of any Debt Securities underlying such Securities Purchase Contracts has been authorized in the manner contemplated by paragraph 3 above; and such Securities Purchase Contracts have been duly authorized, executed, issued and delivered upon payment therefore in accordance with such Securities Contract Purchase Agreement and the applicable underwriting or other agreement, and upon compliance with applicable regulatory requirements, such Securities Purchase Contracts will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms.

5.      With respect to the Securities Purchase Units, when the Securities Unit Purchase Agreement to be entered into in connection with the issuance of any Securities Purchase Units has been duly authorized, executed and delivered by the agent named therein and the Company; the specific terms of the Securities Purchase Units have been duly authorized and established in accordance with such Securities Unit Purchase Agreement; any Securities Purchase Contracts comprising a part of such Securities Purchase Units have been authorized, executed, issued and delivered in the manner contemplated by paragraph 4 above; the issuance of any Common Securities underlying such Securities Purchase Contracts has been authorized in the manner contemplated by paragraph 1 above; the issuance of any Preferred Securities underlying such Securities Purchase Contracts has been authorized in the manner contemplated by paragraph 2 above; the issuance of any Debt Securities underlying such Securities Purchase Contracts has been authorized in the manner contemplated by paragraph 3 above; any Debt Securities comprising a part of such Securities Purchase Units have been authorized, executed, issued and delivered in the manner contemplated by paragraph 3 above; any debt securities of other issuers comprising a part of such Securities Purchase Units have been delivered in accordance with such Securities Unit Purchase Agreement; and such Securities Purchase Units have been duly authorized, executed, issued and delivered upon payment therefore in accordance with such Securities Unit Purchase Agreement and the applicable underwriting or other agreement, and upon compliance with applicable regulatory requirements, such Securities Purchase Units will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms.

6.      With respect to the Warrants, when the Warrant Agreement to be entered into in connection with the issuance of any Warrants has been duly authorized, executed and delivered by the agent named therein and the Company; the specific terms of the Warrants have been duly authorized and established in accordance with such Warrant Agreement; the issuance of any Common Securities underlying such Warrants has been authorized in the manner contemplated by paragraph 1 above; the issuance of any Preferred Securities underlying such Warrants has been authorized in the manner contemplated by paragraph 2 above; the issuance of any Debt Securities underlying such Warrants has been authorized in the manner contemplated by paragraph 3 above; and such Warrants have been duly authorized, executed, issued and delivered upon payment therefore in accordance with such Warrant Agreement and the applicable underwriting or other agreement, and upon compliance with applicable regulatory requirements, such Warrants will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms.

7.      With respect to the Depositary Shares, when the Deposit Agreement to be entered into in connection with the issuance of any Depositary Shares has been duly authorized, executed and delivered by the agent named therein and the Company; the specific terms of a particular series of Depositary Shares have been duly authorized and established in accordance with the Deposit Agreement; the Preferred Securities underlying such Depositary Shares have been authorized, executed, issued and delivered to the agent in the manner contemplated by paragraph 2 above and in accordance with such Deposit Agreement; and such Depositary Shares have been duly authorized, executed, authenticated, issued and delivered upon payment therefore in accordance with such Deposit Agreement and the applicable underwriting or other agreement, and upon compliance with applicable regulatory requirements, such Depositary Shares will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms.

The opinions set forth above are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether enforcement is considered in a proceeding in equity or at law and the discretion of the court before which any proceeding therefore may be brought; (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of, or contribution to, a party with respect to a liability where such indemnification or contribution is contrary to public policy; (iv) the unenforceability of any waiver of rights or defenses with respect to stay, extension or usury laws; and (v) the effect of acceleration of Securities on the collectibility of any portion of the stated principal amount thereof that might be determined to constitute unearned interest thereon.

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Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

The opinions rendered herein are limited to the internal law of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.  We also hereby consent to the reference to our name under the heading “Legal Matters” in the prospectus constituting part of the Registration Statement.  In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or of the rules and regulations of the Commission relating thereto.

This opinion is rendered solely to you in connection with the above matter.  This opinion may not be relied upon by you for any other purpose or relied upon by or furnished to any other person without our prior written consent.

Very truly yours,

/s/ Locke Lord Bissell & Liddell LLP

LOCKE LORD BISSELL & LIDDELL LLP